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                                                                  EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report on the consolidated balance sheets of Mutual Savings Bank, F.S.B. and subsidiary at September 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1995, included herein in the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of American National Bankshares Inc., and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus.


                              MANNING, PERKINSON, FLOYD & COMPANY


                              By: /s/ MANNING, PERKINSON, FLOYD & COMPANY
                                  --------------------------------------------

Danville, Virginia
February 1, 1996